UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2025

Stoke Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38938	47-1144582
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Wiggins Ave
Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 430-8200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	STOK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD.

On December 5, 2025, Stoke Therapeutics, Inc. (the “Company”) and Biogen International GmbH (“Biogen”) issued a joint press release (the “Press Release”) announcing data presentations held at the 2025 American Epilepsy Society (“AES”) Annual Meeting in Atlanta, Georgia (the “AES Annual Meeting”) that further support the potential of zorevunersen, an investigational antisense oligonucleotide, as a disease-modifying medicine for Dravet syndrome. The Company is furnishing a copy of the Press Release, which is attached hereto as Exhibit 99.1.

The information furnished with this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

As noted in the Press Release, the Company and Biogen presented data at the AES Annual Meeting that further support the potential of zorevunersen, an investigational antisense oligonucleotide, as a disease-modifying medicine for Dravet syndrome, including the following:

Propensity Score Weighted Analysis

•

Long-term Phase 1/2a and open label extension (“OLE”) data for zorevunersen on top of standard of care anti-seizure medicines demonstrate durable seizure reductions, including increases in seizure-free days, in addition to improvements in cognition, behavior and quality of life.

•	Propensity score weighted analysis comparing the effects of zorevunersen to natural history showed:

○

Patients receiving two loading doses of zorevunersen (70mg) experienced statistically significant reductions in major motor seizure frequency at six months compared to natural history, a timepoint consistent with the Week 28 Phase 3 primary endpoint measuring the effects of zorevunersen on seizure frequency.

○

With continued dosing at 45mg, improvements in five key assessments of cognition and behavior as measured by Vineland-3 were shown at 18 months, with several reaching statistical significance. At the 18-month timepoint, cumulative dosing was similar to and consistent with a key secondary endpoint in the Phase 3 EMPEROR study.

○	Durable effects were demonstrated through 24 months, the longest evaluable timepoint in the BUTTERFLY natural history study.

Electroencephalogram (EEG) Results

•

Data from an analysis of EEGs performed in patients treated with zorevunersen highlighted the dose-dependent effects of zorevunersen in decreasing abnormal brain activity that is persistently higher in patients with Dravet syndrome.

•	The analysis also showed that a reduction in abnormal EEG activity in the brain was associated with an increased probability of achieving a meaningful reduction in seizure frequency.

Summary of Zorevunersen Safety Data

•

Eighty-one patients received at least one dose of zorevunersen and have been evaluated for safety, and more than 800 doses have been administered to date. Zorevunersen has been generally well tolerated across the Phase 1/2a and OLE studies.

•	Study drug related treatment emergent adverse events (TEAEs) were observed in 30% (24/81) and 53% (40/75) of patients treated in the Phase 1/2a and OLE studies, respectively.

•	The most common study drug related TEAE was CSF protein elevations reported in 14% (11/81) of patients in the Phase 1/2a studies and 45% (33/75) of patients in the OLE studies.

•	CSF protein elevations (>50 mg/dL) occurred in 42% (34/81) of patients in the Phase 1/2a studies and 86% (62/72) of patients in the OLE studies.

•	No related clinical manifestations have been observed although one patient discontinued treatment due to elevated CSF protein levels.

•

Treatment-emergent serious adverse events (TESAEs) were reported in 22% (18/81) and 29% (22/75) of patients in the Phase 1/2a and OLE studies, respectively, all of which were assessed to be unrelated to zorevunersen except one patient who experienced SUSARs.

•	Three patient deaths have been reported across the Phase 1/2a and OLE studies, two from sudden unexpected death in epilepsy (SUDEP) and one from malnutrition. All were unrelated to zorevunersen.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated December 5, 2025

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOKE THERAPEUTICS, INC.

Date: December 5, 2025	By:	/s/ Thomas E. Leggett
Thomas E. Leggett Chief Financial Officer